Exhibit 99.1
NEWS RELEASE

FOR IMMEDIATE RELEASE

Helios Technologies Outperforms on Augmented Strategy to Deliver
44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

•
Strong organic sales growth of 26% in the quarter and 27% for the year driven by innovation and responsiveness to meet strong demand and capture greater market share
•
Fundamental strength in operational strategy drives conversion to earnings; Fourth quarter net income grew to $23.6 million, up nearly 4x over the prior-year period
•
Achieved diluted EPS of $0.72 in the quarter; Diluted Non-GAAP Cash EPS of $1.01 up 68%
•
Full year adjusted EBITDA[1]margin expanded 140 basis points to 24.6%
•
Generated $113.2 million of cash from operations and $86.4 million of free cash flow in 2021; further reduced net debt to adjusted EBITDA leverage ratio to 1.89x[2]
•
Providing initial guidance for 2022 (organic only) with revenue expected to be $930 million to $950 million, approximately 8% growth at the midpoint of range; on path to achieve strategic goal of $1 billion in revenue by 2023

SARASOTA, FL, February 28, 2022 — Helios Technologies, Inc. (NYSE: HLIO) (“Helios” or the “Company”), a global leader in highly engineered motion control and electronic controls technology for diverse end markets, today reported financial results for the fourth quarter and year ended January 1, 2022. Results include the acquisitions of BWG Holdings I Corp. (known as “Balboa Water Group” or “Balboa acquisition”) on November 6, 2020, the assets of BJN Technologies, LLC (“BJN”) on January 21, 2021, NEM S.r.l. (“NEM”) on July 9, 2021, and Shenzhen Joyonway Electronics & Technology Co., Ltd (“Joyonway”) on October 11, 2021.

Josef Matosevic, the Company’s President and Chief Executive Officer, commented, “Our consistent exceptional performance is the direct result of the augmented strategy that we established and the excellent execution by our management team as well as the contributions of all of our colleagues around the world. Every day they are working to meet or exceed our customers’ requirements, advance innovative technology solutions, and exercise robust agility to address the challenges presented with the global macro economy. The depth and breadth of our innovation is validated by our strong organic growth as we introduce breakthrough technologies and capture greater market share. Our operating strategy is enabling our ability to remain highly responsive to our customers with lead times that well outpace the competition, even while operating conditions are less than ideal given supply shortages and material inflation. We are executing on our manufacturing roadmap to balance “make vs. buy” decisions and investing where needed to ensure we have capacity to meet the demand.”

He concluded, “Our augmented strategy is delivering on accelerated growth and our goal of $1 billion in revenue by 2023 is in our line of sight. We have tremendous potential as an organization, and I am very optimistic that it will be further unleashed when we move beyond these uniquely challenging times.”

[1] Adjusted EBITDA is a non-GAAP measure. See comments regarding the use of non-GAAP measures and the reconciliation of GAAP to non-GAAP measures in the tables of this release

[2]On a pro-forma basis for NEM and Joyonway

Helios Technologies | 7456 16th St East | Sarasota, FL 34243 | 941-362-1200

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

Fourth Quarter 2021 Consolidated Results

($ in millions, except per share data)	Q4 2021	Q4 2020	Change		% Change
Net sales	$217.7	$151.6	$66.1		44%
Gross profit	$74.3	$52.7	$21.6		41%
Gross margin	34.2%	34.8%	(60)	bps
Operating income	$31.9	$10.4	$21.5		207%
Operating margin	14.6%	6.9%	770	bps
Non-GAAP adjusted operating margin	19.8%	18.8%	100	bps
Net income	$23.6	$5.6	$18.0		321%
Diluted EPS	$0.72	$0.17	$0.55		324%
Non-GAAP cash net income	$32.9	$19.2	$13.7		71%
Diluted Non-GAAP cash EPS	$1.01	$0.60	$0.41		68%
Adjusted EBITDA	$49.3	$35.1	$14.2		40%
Adjusted EBITDA margin	22.7%	23.2%	(50)	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•
Sales reflected strong demand across all markets, and responsive manufacturing processes to deliver products and solutions to customers in a timely manner against supply chain constraints. Results included $26.4 million in sales from acquisitions. (See the table in this release that provides acquired revenue by segment by quarter).In addition, the Company experienced significant organic sales growth of $39.7 million, or 26%, compared with the prior-year period.
•
Strength in demand across all regions as markets recovered from the impacts of the COVID-19 pandemic.
•
Foreign currency translation adjustment on sales: $1.5 million unfavorable.

Profits and margins

•
Gross profit and margin drivers: gross profit benefitted from increased volume during the quarter while gross margin declined by 60 basis points compared with the prior-year period, as improved leverage of our fixed cost base on the higher sales was offset by increases in logistics and raw material costs and reduced manufacturing labor efficiencies. In addition, the business model of the Balboa acquisition has lower gross margins but higher operating margins.
•
Selling, engineering and administrative (“SEA”) expenses: as a percentage of sales, improved 610 basis points to 16.0% compared with the 2020 fourth quarter, reflecting both the benefit of fixed cost leverage on higher sales and continued cost management initiatives.
•
Amortization of intangible assets: $7.5 million down from $8.8 million in the prior year reflecting timing related to the Company’s acquisitions.

Non-operating items

•
Net interest expense: $3.9 million in the quarter, down $0.8 million compared with the prior-year period due to lower debt balances.

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

•
Effective tax rate: 13.6% compared with 22.4% in the prior-year period due to positive impacts from the release of reserves related to previously disclosed tax controversies regarding transfer pricing matters in the US, UK, and Germany.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•
GAAP net income and diluted earnings per share: $23.6 million and $0.72 per share.
•
Diluted Non-GAAP cash earnings per share: $1.01 compared with $0.60 last year due to higher sales, operational efficiencies, and strong outperformance from the Balboa acquisition.
•
Adjusted EBITDA margin: declined 50 basis points to 22.7% compared with the prior-year period as higher volume was offset by material inflation and operational inefficiencies related to supply chain challenges.

2021 Consolidated Results

($ in millions, except per share data)	2021	2020	Change		% Change
Net sales	$869.2	$523.0	$346.2		66%
Gross profit	$312.8	$196.2	$116.6		59%
Gross margin	36.0%	37.5%	(150)	bps
Operating income	$149.3	$35.4	$113.9		322%
Operating margin	17.2%	6.8%	1040	bps
Non-GAAP adjusted operating margin	22.1%	19.5%	260	bps
Net income	$104.6	$14.2	$90.4		637%
Diluted EPS	$3.22	$0.44	$2.78		632%
Non-GAAP cash net income	$138.1	$71.9	$66.2		92%
Diluted Non-GAAP cash EPS	$4.25	$2.24	$2.01		90%
Adjusted EBITDA	$214.1	$121.2	$92.9		77%
Adjusted EBITDA margin	24.6%	23.2%	140	bps

See the attached tables for additional important disclosures regarding Helios’s use of non-GAAP adjusted operating income, non-GAAP adjusted operating margin, non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA (earnings before net interest expense, income taxes, depreciation and amortization) and adjusted EBITDA margin (adjusted EBITDA as a percentage of sales) as well as reconciliations of GAAP operating income to non-GAAP adjusted operating income and non-GAAP adjusted operating margin and GAAP net income to non-GAAP cash net income, non-GAAP cash earnings per share, adjusted EBITDA and Adjusted EBITDA margin. Helios believes that, when used in conjunction with measures prepared in accordance with GAAP, the non-GAAP measures described above help improve the understanding of its operating performance.

Sales

•
Sales growth reflected strong demand across all regions and markets, in particular agriculture, construction equipment, recreation, and health & wellness. Results included $206.6 million in sales related to acquisitions. (See the table in this release that provides acquired revenue by segment by quarter). In addition, the Company experienced strong organic growth of $139.5 million, or 27%, compared with 2020.
•
Foreign currency translation adjustment on sales: $12.4 million favorable.

Profits and margins

•
Gross profit and margin drivers: gross profit benefitted from increased volume during the period. Gross margin declined by 150 basis points compared with the prior-year period as manufacturing labor efficiencies and improved leverage of our fixed cost base on the higher sales were offset by increases in logistics and raw material costs. In addition, the business model of the Balboa acquisition has lower gross margins but higher operating margins.

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

•
Selling, engineering and administrative (“SEA”) expenses: 15.0% as a percentage of sales, improved
540 basis points compared with the prior-year period, reflecting both the lower SEA expenses relative to sales for the Balboa acquisition, fixed cost leverage on higher sales, and continued cost containment initiatives.
•
Amortization of intangible assets: increased $10.7 million to $32.8 million from the prior year reflecting the Balboa acquisition.
•
Goodwill impairment charge: last year’s first quarter included a $31.9 million impairment charge resulting from weakened market outlook primarily due to the COVID-19 pandemic.

Non-operating items

•
Net interest expense: $3.6 million increase to $16.9 million compared with the prior-year period reflecting higher debt balances.
•
Effective tax rate: 20.3% compared with 17.6% in the prior year, excludes non-taxable goodwill impairment charge, included certain one-time benefits in the second quarter of 2020 that reduced the effective tax rate for the period.

Net income, earnings per share, non-GAAP cash earnings per share and adjusted EBITDA

•
GAAP net income and diluted earnings per share: $104.6 million and $3.22 per share.
•
Diluted Non-GAAP cash earnings per share: $4.25 compared with $2.24 in the prior-year period driven by strong demand, operational efficiencies and strong performance of the Balboa acquisition.
•
Adjusted EBITDA margin: 24.6%, up 140 basis points compared with the prior-year period due to higher volume and operational efficiencies.

Hydraulics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Hydraulics	Three Months Ended
	Q4 2021	Q4 2020	Change		% Change
Net Sales
Americas	$46.5	$31.3	$15.2		49%
EMEA	45.3	34.4	10.9		32%
APAC	39.1	37.4	1.7		5%
Total Segment Sales	$130.9	$103.1	$27.8		27%
Gross Profit	$46.8	$37.6	$9.2		24%
Gross Margin	35.8%	36.5%	(70)	bps
SEA Expenses	$19.2	$18.0	$1.2		7%
Operating Income	$27.6	$19.6	$8.0		41%
Operating Margin	21.1%	19.0%	210	bps

Fourth Quarter Hydraulics Segment Review

•
Higher sales in all regions were driven by demand from U.S. and European agriculture and construction equipment markets, as well as mobile and industrial equipment markets; foreign currency exchange rates had a $1.5 million unfavorable adjustment on sales.
•
Gross margin of 35.8% reflects improved leverage on higher volume offset by reduced production labor efficiencies related to COVID absenteeism and higher material and freight costs.

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

•
Operating margin of 21.1% improved 210 basis points, reflecting improved leverage of our fixed cost base and disciplined cost management efforts.

Electronics Segment Review

(Refer to sales by geographic region and segment data in accompanying tables)

($ in millions)
Electronics	Three Months Ended
	Q4 2021	Q4 2020	Change		% Change
Net Sales
Americas	$64.5	$37.5	$27.0		72%
EMEA	10.6	4.9	5.7		116%
APAC	11.7	6.1	5.6		92%
Total Segment Sales	$86.8	$48.5	$38.3		79%
Gross Profit	$27.5	$17.0	$10.5		62%
Gross Margin	31.7%	35.0%	(330)	bps
SEA Expenses	$12.1	$8.0	$4.1		51%
Operating Income	$15.4	$9.0	$6.4		71%
Operating Margin	17.7%	18.5%	(80)	bps

Fourth Quarter Electronics Segment Review

•
Higher sales included $20.7 million related to the acquisitions of Balboa and Joyonway. Strong demand from health and wellness and recreational markets drove sales, partially offset by supply chain constraints.
•
Gross margin reflects the different business model of the Balboa acquisition, which has lower gross margins that are offset by a lower SEA expense structure. Additionally, raw material, freight and logistics costs increased as a result of materials shortages and efforts to meet customer requirements on a timely basis.
•
Operating margin of 17.7% reflects flow through of gross margin impacts offset by fixed cost leverage on higher sales.

Balance Sheet and Cash Flow Review

•
Total debt at year-end was $445.0 million compared with $462.4 million at January 2, 2021.
•
Cash and cash equivalents at January 1, 2022 were $28.5 million compared with $25.2 million at the end of 2020.
•
Inventory increased $55.3 million from the end of 2020 driven by the macro issues in the supply chain. These issues include the Company purchasing parts ahead of material shortages, holding some inventory for past due orders where one or two components have been delayed in the supply chain, along with customers changing shipping schedules once the Company has already manufactured the products.
•
Pro-forma net debt-to-adjusted EBITDA improved to 1.89x at the end of 2021 (pro-forma for NEM and Joyonway) compared with 3.0x (pro-forma for Balboa) at the end of 2020, further demonstrating the Company’s ability to rapidly de-lever the balance sheet following an acquisition. At the end of 2021, the Company had $158.0 million available on its revolving lines of credit.
•
Net cash provided by operations was $113.2 million in 2021 compared with $108.6 million in the prior-year period.
•
Capital expenditures were $26.8 million for the full year of 2021. The Company expects to spend between 3% to 5% of sales in capital investments in 2022.

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

2022 Outlook

The following provides the Company’s expectations for 2022. This assumes constant currency, using quarter end rates, is based on organic growth only, and that markets served are not further impacted by the global pandemic or the geo-political environment.

	2021 Actual	2022 Outlook
Consolidated revenue	$869.2 million	$930 - $950 million
Adjusted EBITDA	$214.1 million	$219 - $238 million
Adjusted EBITDA margin	24.6%	23.5% - 25.0%
Interest expense	$16.9 million	$14 - $15 million
Effective tax rate	20.3%	21% - 23%
Depreciation	$21.4 million	$24.5 - $26.5 million
Amortization	$33.0 million	$28 - $29 million
Capital expenditures % total revenue	3%	3% - 5% of sales
Diluted Non-GAAP Cash EPS	$4.25	$4.35 -$4.60

Webcast

The Company will host a conference call and webcast tomorrow, March 1st at 9:00 a.m. Eastern Time to review its financial and operating results and discuss its corporate strategies and outlook. A question-and-answer session will follow. The conference call can be accessed by calling (201) 689-8573. The audio webcast will be available at www.heliostechnologies.com.

A telephonic replay will be available from approximately 12:00 p.m. ET on the day of the call through Tuesday, March 8, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13725927. The webcast replay will be available in the investor relations section of the Company’s website at www.heliostechnologies.com, where a transcript will also be posted once available.

About Helios Technologies

Helios Technologies is a global leader in highly engineered motion control and electronic controls technology for diverse end markets, including construction, material handling, agriculture, energy, recreational vehicles, marine, health and wellness. Helios sells its products to customers in over 90 countries around the world. Its strategy for growth is to be the leading provider in niche markets, with premier products and solutions through innovative product development and acquisition. The Company has paid a cash dividend to its shareholders every quarter since becoming a public company in 1997. For more information please visit: www.heliostechnologies.com.

FORWARD-LOOKING INFORMATION

This news release contains “forward‐looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward‐looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding current expectations, estimates, forecasts, projections, our beliefs, and assumptions made by Helios Technologies, Inc. (“Helios” or the “Company”), its directors or its officers about the Company and the industry in which it operates, and assumptions made by management, and include among other items, (i) the Company’s strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the effectiveness of creating the Center of Engineering Excellence; (iii) the Company’s financing plans; (iv) trends affecting the Company’s financial condition or results of operations; (v) the Company’s ability to continue to control costs and to meet its liquidity and other financing needs; (vi) the declaration and payment of dividends; and (vii) the Company’s ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. In addition, we may make other written or oral statements, which constitute forward-looking statements, from time to time. Words such as “may,” “expects,” “projects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,”

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

“estimates,” variations of such words, and similar expressions are intended to identify such forward-looking statements. Similarly, statements that describe our future plans, objectives or goals also are forward-looking statements. These statements are not guaranteeing future performance and are subject to a number of risks and uncertainties. Our actual results may differ materially from what is expressed or forecasted in such forward-looking statements, and undue reliance should not be placed on such statements. All forward-looking statements are made as of the date hereof, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Factors that could cause the actual results to differ materially from what is expressed or forecasted in such forward‐looking statements include, but are not limited to, (i) supply chain disruption and the potential inability to procure goods; (ii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iii) inflation (including hyperinflation) or recession; (iv) changes in the competitive marketplace that could affect the Company’s revenue and/or cost bases, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to health epidemics, pandemics and similar outbreaks and similar outbreaks, including, without limitation, the current COVID-19 pandemic, which may among other things, adversely affect our supply chain, material costs, and work force and may have material adverse effects on our business, financial position, results of operations and/or cash flows; and (vi) new product introductions, product sales mix and the geographic mix of sales nationally and internationally. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the heading Item 1. “Business” and Item 1A. “Risk Factors” in the Company’s Form 10-K for the year ended January 2, 2021.

This news release will discuss some historical non-GAAP financial measures, which the Company believes are useful in evaluating its performance. The determination of the amounts that are excluded from these non-GAAP measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income recognized in a given period. You should not consider the inclusion of this additional information in isolation or as a substitute for results prepared in accordance with GAAP.

This news release also presents forward-looking statements regarding non-GAAP Adjusted EBITDA, Adjusted EBITDA margin and Diluted non-GAAP cash EPS. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort or expense. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s 2022 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with quarter-end and year-end adjustments. Any variation between the Company’s actual results and preliminary financial data set forth above may be material.

For more information, contact:
Tania Almond

Vice President, Investor Relations, Corporate Communication and Risk Management

(941) 362-1333

tania.almond@HLIO.com

Deborah Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

Financial Tables Follow:

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended			For the Year Ended
	January 1, 2022	January 2, 2021	% Change	January 1, 2022	January 2, 2021	% Change
Net sales	$217,687	$151,618	44%	$869,185	$523,040	66%
Cost of sales	143,343	98,902	45%	556,380	326,812	70%
Gross profit	74,344	52,716	41%	312,805	196,228	59%
Gross margin	34.2%	34.8%		36.0%	37.5%

Selling, engineering and administrative expenses	34,927	33,525	4%	130,685	106,831	22%
Amortization of intangible assets	7,527	8,791	(14)%	32,811	22,114	48%
Goodwill impairment	-	-	NM	-	31,871	NM
Operating income	31,890	10,400	207%	149,309	35,412	322%
Operating margin	14.6%	6.9%		17.2%	6.8%

Interest expense, net	3,907	4,714	(17)%	16,871	13,286	27%
Foreign currency transaction (gain) loss, net	(301)	(1,237)	(76)%	970	(1,555)	(162)%
Other non-operating expense (income), net	1,016	(233)	(536)%	289	(366)	(179)%
Income before income taxes	27,268	7,156	281%	131,179	24,047	446%
Income tax provision	3,713	1,605	131%	26,583	9,829	170%
Net income	$23,555	$5,551	324%	$104,596	$14,218	636%

Net income per share:
Basic	$0.73	$0.17	329%	$3.24	$0.44	636%
Diluted	$0.72	$0.17	324%	$3.22	$0.44	632%

Weighted average shares outstanding:
Basic	32,403	32,113		32,304	32,088
Diluted	32,579	32,211		32,475	32,210

Dividends declared per share	$0.09	$0.09		$0.36	$0.36

NM = Not meaningful

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	January 1, 2022	January 2, 2021
Assets
Current assets:
Cash and cash equivalents	$28,540	$25,216
Restricted cash	41	41
Accounts receivable, net of allowance for
credit losses of $1,212 and $1,493	134,561	97,623
Inventories, net	165,629	110,372
Income taxes receivable	2,762	1,103
Other current assets	20,101	19,664
Total current assets	351,634	254,019
Property, plant and equipment, net	174,210	163,177
Deferred income taxes	2,934	6,645
Goodwill	459,936	443,533
Other intangible assets, net	412,759	419,375
Other assets	13,873	10,230
Total assets	$1,415,346	$1,296,979
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$85,301	$59,477
Accrued compensation and benefits	28,595	22,985
Other accrued expenses and current liabilities	28,254	24,941
Current portion of long-term non-revolving debt, net	18,125	16,229
Dividends payable	2,917	2,891
Income taxes payable	6,328	1,489
Total current liabilities	169,520	128,012
Revolving line of credit	242,312	255,909
Long-term non-revolving debt, net	183,897	189,932
Deferred income taxes	71,836	78,864
Other noncurrent liabilities	38,818	36,472
Total liabilities	706,383	689,189
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, par value $0.001, 2,000 shares authorized,
no shares issued or outstanding	-	-
Common stock, par value $0.001, 100,000 shares authorized,
32,407 and 32,121 issued and outstanding	32	32
Capital in excess of par value	394,641	371,778
Retained earnings	363,279	270,320
Accumulated other comprehensive loss	(48,989)	(34,340)
Total shareholders’ equity	708,963	607,790
Total liabilities and shareholders’ equity	$1,415,346	$1,296,979

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

HELIOS TECHNOLOGIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Year Ended
	January 1, 2022	January 2, 2021
Cash flows from operating activities:
Net income	$104,596	$14,218
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	54,401	39,695
Goodwill Impairment	-	31,871
Stock-based compensation expense	8,880	5,781
Amortization of debt issuance costs	498	1,107
Benefit for deferred income taxes	(1,403)	(3,631)
Amortization of acquisition- related inventory step up	558	1,874
Forward contract (gains) / losses, net	(4,685)	5,458
Other, net	55	1,006
(Increase) decrease in operating assets:
Accounts receivable	(32,352)	727
Inventories	(52,549)	570
Income taxes receivable	(688)	1,731
Other current assets	729	(1,856)
Other assets	5,332	4,030
Increase (decrease) in operating liabilities:
Accounts payable	23,792	10,569
Accrued expenses and other liabilities	8,087	3,806
Income taxes payable	5,686	(5,127)
Other noncurrent liabilities	(7,735)	(3,273)
Net cash provided by operating activities	113,202	108,556
Cash flows from investing activities:
Acquisition of a business, net of cash acquired	(61,106)	(217,029)
Capital expenditures	(26,794)	(14,580)
Proceeds from dispositions of equipment	175	100
Cash settlement of forward contracts	2,356	(3,524)
Software development costs	(2,499)	(865)
Amounts paid for net assets acquired	(2,400)	-
Net cash used in investing activities	(90,268)	(235,898)
Cash flows from financing activities:
Borrowings on revolving credit facilities	81,189	117,565
Repayment of borrowings on revolving credit facilities	(86,823)	(79,609)
Borrowings on long-term non-revolving debt	12,026	119,727
Repayment of borrowings on long-term non-revolving debt	(16,244)	(5,958)
Proceeds from stock issued	1,822	1,344
Debt issuance costs	(11,610)	(11,550)
Dividends to shareholders	-	(1,714)
Payment of contingent consideration liabilities	(328)	(830)
Other financing activities	(2,628)	(1,234)
Net cash (used in) provided by financing activities	(22,596)	137,741
Effect of exchange rate changes on cash, cash equivalents and restricted cash	2,986	(7,304)
Net increase in cash, cash equivalents and restricted cash	3,324	3,095
Cash, cash equivalents and restricted cash, beginning of period	25,257	22,162
Cash, cash equivalents and restricted cash, end of period	$28,581	$25,257

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

HELIOS TECHNOLOGIES

SEGMENT DATA

(In thousands)

(Unaudited)

	Three Months Ended		For the Year Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Sales:
Hydraulics	$130,900	$103,079	$516,449	$407,192
Electronics	86,787	48,539	352,736	115,848
Consolidated	$217,687	$151,618	$869,185	$523,040

Gross profit and margin:
Hydraulics	$46,819	$37,617	$193,366	$150,312
	35.8%	36.5%	37.5%	36.9%
Electronics	27,525	16,973	119,997	47,790
	31.7%	35.0%	34.0%	41.3%
Corporate and other	-	(1,874)	(558)	(1,874)
Consolidated	$74,344	$52,716	$312,805	$196,228
	34.2%	34.8%	36.0%	37.5%

Operating income (loss) and margin:
Hydraulics	$27,627	$19,584	$119,824	$81,996
	21.1%	19.0%	23.2%	20.1%
Electronics	15,371	8,963	71,695	19,363
	17.7%	18.5%	20.3%	16.8%
Corporate and other	(11,108)	(18,147)	(42,210)	(65,947)
Consolidated	$31,890	$10,400	$149,309	$35,412
	14.6%	6.9%	17.2%	6.8%

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

ORGANIC AND ACQUIRED REVENUE

(In thousands)

(Unaudited)

	Three Months Ended				Full Year Ended	Three Months Ended				Full Year Ended
	March 28,	June 27,	September 26,	January 2,	January 2,	April 3,	July 3,	October 2,	January 1,	January 1,
	2020	2020	2020	2021	2021	2021	2021	2021	2022	2022
Hydraulics
Organic	$103,818	$102,089	$98,206	$103,079	$407,192	$119,106	$133,039	$128,672	$125,200	$506,017
Acquisition	-	-	-	-	-	-	-	4,732	5,700	10,432
Total	$103,818	$102,089	$98,206	$103,079	$407,192	$119,106	$133,039	$133,404	$130,900	$516,449

Electronics
Organic	$25,665	$17,205	$24,439	$22,481	$89,790	$29,459	$30,191	$30,808	$66,107	$156,565
Acquisition	-	-	-	26,058	26,058	56,279	60,183	59,029	20,680	196,171
Total	$25,665	$17,205	$24,439	$48,539	$115,848	$85,738	$90,374	$89,837	$86,787	$352,736

Consolidated
Organic	$129,483	$119,294	$122,645	$125,560	$496,982	$148,565	$163,230	$159,480	$191,307	$662,582
Acquisition	-	-	-	26,058	26,058	56,279	60,183	63,761	26,380	206,603
Total	$129,483	$119,294	$122,645	$151,618	$523,040	$204,844	$223,413	$223,241	$217,687	$869,185

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

HELIOS TECHNOLOGIES

ADDITIONAL INFORMATION

(Unaudited)

2021 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2021	% Change y/y
Americas:
Hydraulics	$34.3	(8%)	$41.7	22%	$45.2	63%	$46.5	49%	$167.7	29%
Electronics	65.0	201%	64.1	378%	64.2	200%	$64.5	72%	257.8	175%
Consol. Americas	99.3	69%	105.8	122%	109.4	123%	111.0	61%	425.5	90%
% of total	48%		47%		49%		51%		49%
EMEA:
Hydraulics	$43.3	29%	$46.6	49%	$44.8	40%	$45.3	32%	$180.0	37%
Electronics	9.3	272%	11.0	479%	11.1	640%	$10.6	116%	42.0	289%
Consol. EMEA	52.6	46%	57.6	74%	55.9	66%	55.9	42%	222.0	56%
% of total	26%		26%		25%		26%		26%
APAC:
Hydraulics	$41.5	26%	$44.7	22%	$43.4	13%	$39.1	5%	$168.7	16%
Electronics	11.4	613%	15.3	705%	14.5	867%	$11.7	92%	52.9	377%
Consol. APAC	52.9	53%	60.0	55%	57.9	45%	50.8	17%	221.7	42%
% of total	26%		27%		26%		23%		26%
Total	$204.8	58%	$223.4	87%	$223.2	82%	$217.7	44%	$869.2	66%

2020 Sales by Geographic Region and Segment
($ in millions)
	Q1	% Change y/y	Q2	% Change y/y	Q3	% Change y/y	Q4	% Change y/y	YTD 2020	% Change y/y
Americas:
Hydraulics	$37.3	(10%)	$34.2	(17%)	$27.7	(36%)	$31.3	(14%)	$130.5	(20%)
Electronics	21.6	(17%)	13.4	(50%)	21.4	(11%)	37.5	92%	93.9	(2%)
Consol. Americas	58.9	(13%)	47.6	(30%)	49.1	(27%)	68.8	24%	224.4	(13%)
% of total	45%		40%		40%		45%		43%
EMEA:
Hydraulics	$33.5	(20%)	$31.2	(15%)	$32.1	1%	$34.4	11%	$131.2	(7%)
Electronics	2.5	0%	1.9	6%	1.5	(29%)	4.9	145%	10.8	29%
Consol. EMEA	36.0	(19%)	33.1	(14%)	33.6	(1%)	39.3	19%	142.0	(5%)
% of total	28%		28%		27%		26%		27%
APAC:
Hydraulics	$33.0	(0%)	$36.7	3%	$38.4	10%	$37.4	6%	$145.5	5%
Electronics	1.6	(11%)	1.9	12%	1.5	(17%)	6.1	221%	11.1	54%
Consol. APAC	34.6	(1%)	38.6	3%	39.9	9%	43.5	17%	156.6	7%
% of total	27%		32%		33%		29%		30%
Total	$129.5	(12%)	$119.3	(17%)	$122.6	(11%)	$151.6	20%	$523.0	(6%)

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

HELIOS TECHNOLOGIES

Non-GAAP Adjusted Operating Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		For the Year Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
GAAP operating income	$31,890	$10,400	$149,309	$35,412
Acquisition-related amortization of intangible assets	7,527	8,791	32,811	22,114
Acquisition and financing-related expenses	2,840	7,088	5,741	7,264
Restructuring charges	-	-	472	361
CEO and officer transition costs	(252)	161	319	2,592
Goodwill impairment	-	-	-	31,871
Inventory step-up amortization	-	1,874	558	1,874
Acquisition integration costs	1,121	257	2,850	257
Other	-	-	(99)	-
Non-GAAP adjusted operating income	$43,126	$28,571	$191,961	$101,745
GAAP operating margin	14.6%	6.9%	17.2%	6.8%
Non-GAAP adjusted operating margin	19.8%	18.8%	22.1%	19.5%

Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended			For the Year Ended
	January 1, 2022		January 2, 2021	January 1, 2022	January 2, 2021
Net income	$23,555		$5,551	$104,596	$14,218
Interest expense, net	3,907		4,714	16,871	13,286
Income tax provision	3,713		1,605	26,583	9,829
Depreciation and amortization	13,270		13,890	54,401	39,695
EBITDA	44,445		25,760	202,451	77,028
Acquisition and financing-related expenses	2,840		7,088	5,741	7,264
Restructuring charges	-		-	472	361
CEO and officer transition costs	(252)		161	319	2,592
Goodwill impairment	-		-	-	31,871
Inventory step-up amortization	-	-	1,874	558	1,874
Acquisition integration costs	1,121		257	2,850	257
Change in fair value of contingent consideration	1,050		-	1,050	(47)
Other	144		-	625	-
Adjusted EBITDA	$49,348		$35,140	$214,066	$121,200
Adjusted EBITDA margin	22.7%		23.2%	24.6%	23.2%

Pre-acquisition adjusted EBITDA, 2021 NEM and Joyonway, 2020 Balboa				6,335	22,589
TTM Pro forma adjusted EBITDA				$220,401	$143,789

Helios Technologies Outperforms on Augmented Strategy to Deliver 44% Revenue Growth and 324% EPS Growth in the Fourth Quarter 2021

February 28, 2022

HELIOS TECHNOLOGIES

Non-GAAP Cash Net Income RECONCILIATION

(In thousands)

(Unaudited)

	Three Months Ended		For the Year Ended
	January 1, 2022	January 2, 2021	January 1, 2022	January 2, 2021
Net income	$23,555	$5,551	$104,596	$14,218
Amortization of intangible assets	7,611	8,791	33,042	22,114
Acquisition and financing-related expenses	2,840	7,088	5,741	7,264
Restructuring charges	-	-	472	361
CEO and officer transition costs	(252)	161	319	2,592
Goodwill impairment	-	-	-	31,871
Inventory Amortization Step-up	-	1,874	558	1,874
Acquisition integration costs	1,121	257	2,850	257
Change in fair value of contingent consideration	1,050	-	1,050	(47)
Other	144	-	625	-
Tax effect of above	(3,129)	(4,543)	(11,164)	(8,604)
Non-GAAP cash net income	$32,940	$19,179	$138,089	$71,900
Non-GAAP cash net income per diluted share	$1.01	$0.60	$4.25	$2.24

Net Debt-to-Adjusted EBITDA RECONCILIATION

(In thousands)

(Unaudited)

As of
January 1, 2022
Current portion of long-term non-revolving debt, net	$18,125
Revolving lines of credit	243,023
Long-term non-revolving debt, net	183,897
Total debt	445,045
Less: Cash and cash equivalents	28,540
Net debt	$416,505
TTM Pro forma adjusted EBITDA*	$220,401
Ratio of net debt to TTM pro forma adjusted EBITDA	1.89
*On a pro-forma basis for NEM and Joyonway

Non-GAAP Financial Measures and Non-GAAP Forward-looking Financial Measures:
Adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Helios believes that providing non-GAAP information such as adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are important for investors and other readers of Helios’s financial statements, as they are used as analytical indicators by Helios’s management to better understand operating performance. Because adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share are non-GAAP measures and are thus susceptible to varying calculations, adjusted operating income, adjusted operating margin, EBITDA, adjusted EBITDA, adjusted EBITDA margin, net debt-to-adjusted EBITDA, cash net income and cash net income per diluted share, as presented, may not be directly comparable with other similarly titled measures used by other companies.

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures, such as adjusted EBITDA, adjusted EBITDA margin and cash net income and cash net income per diluted share disclosed above in our 2022 Outlook, to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.